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                       Securities and Exchange Commission
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934




          Date of Report (Date of earliest event reported): May 7, 2001


                        Penn Treaty American Corporation
                        ---------------------------------
             (Exact name of registrant as specified in its charter)



       Pennsylvania                     0-15972              23-1664166
-----------------------------      -----------------     -------------------
(State or other jurisdiction          (Commission          (IRS Employer
     of incorporation)                File Number)       Identification No.)


                               3440 Lehigh Street
                          Allentown, Pennsylvania 18103
                         ------------------------------
               (Address of principal executive offices) (Zip Code)

                                 (610) 965-2222
                          -----------------------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
                                 ---------------
          (Former name or former address, if changed since last report)


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Item 5. Other Events.
        ------------

     On May 8, 2001, Penn Treaty American Corporation ("Penn Treaty") filed with the Securities and Exchange Commission a prospectus supplement dated May 7, 2001, to a prospectus dated November 15, 2000 (the "Prospectus Supplement"), relating to the offering to Penn Treaty's insurance agents of the opportunity to be standby purchasers of Penn Treaty's shares of common stock which are currently being offered to holders of Penn Treaty's common stock and its 6 1/4% convertible subordinated notes due 2003 in a rights offering described in a prospectus supplement dated April 25, 2001. The purchase price for each share will be $2.40. Penn Treaty may extend the expiration date, modify the terms of the offering or cancel the rights offering by press release at any time. If Penn Treaty cancels the rights offering, it also intends to cancel this offering to standby purchasers.

Item 7. Financial Statements and Exhibits.
        ---------------------------------

        (c)      Exhibits.
                 --------

        99.1     Form of Standby Purchase Agreement.

        99.2     Letter to certain of Penn Treaty's insurance agents.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         PENN TREATY AMERICAN CORPORATION


May 8, 2001                              By:  /s/ Cameron B. Waite
                                              ------------------------------
                                                  Cameron B. Waite,
                                                  Chief Financial Officer


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                                  EXHIBIT INDEX

Number            Exhibit
------            -------

99.1              Form of Standby Purchase Agreement.

99.2              Letter to certain of Penn Treaty's insurance agents.